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                                                                   EXHIBIT 10.18


                              CONSULTING AGREEMENT

This Consulting Agreement ("Agreement") dated October 31, 2001, is made and entered into by and between FMC CORPORATION, a Delaware corporation (the "Company") and Robert N. Burt (the "Advisor").

The Advisor has been employed by the Company and retires from employment with the Company on October 31, 2001. The Advisor has been Chief Executive Officer of the Company for ten years, and the Company wishes to continue to have access to his familiarity with the Company's strategy, business and customers. The parties therefore agree as follows:

1. Advisory Services. The Advisor shall render the services described in this Section for the period beginning on November 1, 2001 and ending on October 31, 2003, (the "Advisory Period"). During the Advisory Period, the Advisor will provide such advisory services concerning the business, affairs and management of the Company as may be reasonably requested by the Board of Directors or the Chief Executive Officer of the Company, but shall not be required to devote more than 30 hours each month to such requested services. Services shall be performed at a time and place mutually convenient to both parties and consistent with Advisor's other activities. If at anytime during the Advisory Period, the Advisor engages in full-time commercial employment, outside of his Advisory activities, the Advisory Period shall terminate and the Company shall have no further obligations under this Agreement other than with respect to earned and unpaid accrued fees and benefits. Company and Advisor acknowledge and agree, subject to
     Section 8 of this Agreement, that during the Advisory Period, the Advisor may provide less than full-time services to third parties (including serving as a member of the Board of Directors of any third party). During the Advisory Period, the Advisor shall be entitled to receive an annual fee of $400,000 payable monthly, and shall be entitled to the benefits described herein. In the event of the Advisor's illness or disability or death so as to be unable to render services under this Agreement, the Company shall continue to make payments hereunder to the Advisor or the Advisor's heirs or personal representative, as the case may be.

2. Office, Tax Preparation and Financial Planning. Until the Advisor reaches age 70, the Company will provide (a) reasonable office space, related parking and administrative support, so long as requested by the Advisor, and (b) continuing tax preparation and financial planning assistance.

3. Annual Medical Examination. The Advisor shall be entitled during the Advisory Period at the Company's expense to an annual executive physical examination similar to such examinations available to other executives of the Company.



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4.   Club Dues. During the Advisory Period, the Company shall continue to pay on behalf of the Advisor monthly dues and other charges in connection with membership at Robert Trent Jones and Castle Pines Country Clubs, so as to permit the Advisor to conduct advisory business for the Company and represent the Company in the business community. The Advisor agrees to host events for the Company at either facility.

5. Expenses. The Company shall, upon receipt of adequate supporting documentation, reimburse the Advisor for reasonable expenses incurred by the Advisor in rendering services under this Agreement, subject to the Company's expense reimbursement policies. The Company shall provide for availability of the Company airplane for the business use of the Advisor so long as the Company continues to own the airplane. Such availability will acknowledge the possible priority of such aircraft for other business purposes of the Company.

6. Independent Contractor Relationship. In providing the requested services under this Agreement, Advisor acknowledges and agrees that he will be serving as an independent contractor. The Company and the Advisor agree the Advisor shall have no obligation to work any particular schedule and the Company has no right to control or direct the details, manner or means in which the Advisor provides his services. Other than as provided in this Agreement, the Company is not obligated to provide any employee benefits whether retirement, welfare or otherwise, for the Advisory Period and is not liable for any employment tax or withholding tax obligations in relation to the fees and benefits paid hereunder. As an independent contractor, Advisor shall not be eligible to participate in any employee benefits plans (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended), sponsored by Company or any of its affiliates.

7. Termination for Cause. The Company may terminate this Agreement and all of the Company's obligations under this Agreement (other than fees and benefits accrued through the date of termination) by action of the Company's Board of Directors, or a committee thereof, because of the Consultant's conviction (treating a nolo contender plea as a conviction) of a felony (whether or not any right to appeal has been or may be exercised) or willful refusal without proper cause to perform his obligations under this Agreement or because of the Consultant's breach of any of the covenants provided for in Sections 8, 9 or 10.

8. Noncompetition Agreement. During the Advisory Period, the Advisor shall not, without the written consent of the Company, directly or indirectly be employed or retained by, or render any services for, or be financially interested in, any firm or corporation engaged in any business which competes with any business in which the Company or any of its affiliates may engage during the Advisory Period. The foregoing restriction shall not apply to the purchase by the Advisor of up to 5% of the outstanding shares of capital stock of any corporation whose securities are listed on any national securities exchange.

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9.   Loyalty Commitments.  During the Advisory Period or any time thereafter:
     (i) the Advisor shall not disclose any confidential proprietary or trade secret business information about the affairs of the Company or any of its affiliates; and (ii) the Advisor shall not, without the prior written consent of the Company, induce or attempt to induce any employee or agency representative of the Company or any affiliate to leave the employment or representative of the Company or any affiliate.

10. Ownership of Work Product. The Advisor acknowledges that in the course of providing services under this Agreement during the Advisory Period, he may conceive of, discover, invent or create inventions improvements, new contributions, literary property, material, ideas and discoveries, whether patentable or copyrightable or not (all of the foregoing being collectively referred to herein as "Work Product"), and that various business opportunities shall be presented to him by reason of his relationship to the Company. The Advisor acknowledged that all of the foregoing shall be owned by and belong exclusively to the Company and that he shall have no personal interest therein, provided that they are either related in any manner to the business (commercial or experimental) of the Company, or are, in the case of Work Product, conceived or made on the Company's time or with the use of the Company's facilities or materials, or, in the case of business opportunities, are presented to him for the possible interest or participation of the Company.

11. Specific Remedy. In addition to such other rights and remedies as the Company may have at equity or in law with respect to any breach of this Agreement, if the Advisor commits a material breach of any of the provisions of Section 8, 9, or 10, the Company shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it begin acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

12. Notices. Any notices shall be deemed to have been delivered for the purposes of this Agreement when delivered in person or placed in sealed, postpaid envelope addressed to such party and mailed by registered mail, return receipt requested to:


                Robert N. Burt        FMC Corporation
                5 Kent Road           1735 Market Street
                Winnetka, Il 60093    Philadelphia, PA 19103

13. Arbitration. Any controversy arising from or related to the Agreement, other than those addressed in Section 11, shall be determined by arbitration in the City of Philadelphia, PA, in accordance with rules of the American Arbitration Association, and judgment upon any such determination or award may be entered in any court having jurisdiction. In the event of any arbitration between the Advisor and the Company related to the Agreement, if the Advisor shall be

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    the successful party, the Company will indemnify and reimburse the Advisor against any reasonable legal fees and expenses incurred in such arbitration.

14. Separability of Provisions. The terms of this Agreement shall be considered to be separate from each other, and in the event any shall be found to be invalid, it shall not affect the validity of the remaining terms.

15. Binding Effect. This Agreement shall be binding upon and inure to the benefits of (i) the Company and its successors, and (ii) the Consultant, his personal representatives, heirs and legatees.

16. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and revokes all prior oral or written understandings between the parties relating to the Advisor's services. The Agreement may not be changed orally, but only by a written document signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

17. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the substantive laws of the State of Pennsylvania applicable to agreements made to be performed entirely in Pennsylvania.


                                 FMC CORPORATION

                                 William G. Walter
                            By:  --------------------------

                                 /s/ Robert N. Burt
                                 --------------------------
                                 Robert N. Burt

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